                                                                    Exhibit 99.1


NEWS FROM:                                    STEWART & STEVENSON
                                              CORPORATE HEADQUARTERS
        [STEWART & STEVENSON LOGO]            P.O. BOX 1637
                                              HOUSTON, TX  77251-1637

                                   Client:   Stewart & Stevenson
Services, Inc.

                                  Contact:   John Doster, CFO
                                             Stewart & Stevenson Services, Inc.
                                             713-868-7602

                                             Ken Dennard / kdennard@easterly.com
                                             Lisa Elliott / lisae@easterly.com
                                             Easterly Investor Relations
                                             713-529-6600


                      STEWART & STEVENSON SERVICES REPORTS
                  FISCAL YEAR END AND FOURTH QUARTER RESULTS


HOUSTON - MARCH 27, 2002 - Stewart & Stevenson Services, Inc. (NASDAQ:SSSS), a leading manufacturer, service provider, and distributor of industrial and energy related equipment, announced results for the year and fiscal fourth quarter ended January 31, 2002.

      Sales for fiscal 2001 totaled $1,329.5 million compared to $1,111.1 million in fiscal 2000. Net earnings from continuing operations for the year grew 29 percent to $45.3 million, or $1.57 per diluted share, compared with $35.2 million, or $1.24 per diluted share, in the prior year. Including discontinued operations, net earnings for fiscal 2001 and 2000 were $42.2 million, or $1.46 per diluted share, and $35.4 million, or $1.25 per diluted share, respectively.

       Sales for the fiscal fourth quarter totaled $306.8 million compared to sales of $325.3 million recorded in the same period a year ago. Net earnings from continuing operations in the fourth quarter of fiscal 2001 were $0.1 million, or $0.00 per diluted share, versus $10.5 million, or $0.37 per diluted share, reported in last year's fourth quarter. Including discontinued operations, net loss for the fourth quarter was $2.8 million, or $0.10 loss per share, compared to net earnings of $11.5 million, or $0.40 per diluted share, in last year's fourth quarter.

      Michael L. Grimes, President and Chief Executive Officer, stated, "We are pleased with our overall performance in 2001 which included a strong first half and a difficult second half. We believe the numerous actions we have taken to strengthen our management team, reduce costs, and improve our business processes should benefit us going forward and better position us to respond to uncertain market conditions."

SEGMENT DATA

      Effective with the fourth quarter, the Power Products segment is being modified to exclude activities pertaining to power generation, which will be reported in a new segment called Distributed Energy Solutions. Sales in the modified Power Products segment totaled $147.1 million in the fourth quarter versus sales of $153.6 million in the same period of fiscal 2000. The decrease in revenue resulted primarily from lower equipment sales while parts and service sales remained stable. The fourth quarter operating profit totaled $1.7 million versus a $6.7 million profit in the comparable period of last year. The decrease in operating profit was attributable to higher expenses and lower volume. Sales for the total year were $587.0 million, 4 percent higher than last year's sales of $566.1 million. Operating profit for fiscal 2001 was $10.3 million compared with a $16.4 million profit last year. Actions being taken to improve profitability in this segment include redesign of business processes to improve accountability and reduce costs, and the introduction of new business and financial leaders.

      The Distributed Energy Solutions segment has been established for activities associated with the reciprocating power generation equipment business. Fourth quarter sales totaled $7.0 million versus sales of $11.6 million in the same period of fiscal 2000. The decrease in revenue resulted primarily from a general softening of the market. The fourth quarter operating loss totaled $12.3 million compared to a $2.5 million loss in the comparable period of last year. The increased loss included $6.7 million in higher costs on various power generation turnkey projects that were in excess of previous estimates, and inventory valuation issues of $2.8 million. Sales for the total year were $115.7 million versus last year's sales of $46.4 million. Operating loss for fiscal 2001 was $12.4 million compared with a $3.8 million loss last year. Actions being taken to improve profitability in this segment include realignment of the power generation business in order to have more focus on market opportunities, redesign of business processes to improve project management, and the introduction of new business and financial leaders.

      The Tactical Vehicle Systems segment, which manufactures tactical vehicles for the U.S. Army and others, recorded sales of $111.3 million in the fourth quarter compared to $100.8 million a year ago. Operating profit for the quarter totaled $16.0 million, compared with $15.4 million in the fourth quarter of fiscal 2000. Sales for fiscal 2001 were $432.3 million versus $304.1 million a year ago. Total year operating profit for fiscal 2001 was $103.5 million and included $39.0 million in settlement of claims, net of related expenses, with the U.S. Army. Last year's operating profit totaled $54.3 million. Operating margins for the current quarter were in line with expectations. As previously reported during the fourth quarter, the U.S. Army exercised an option to award a fifth program year to the current contract, which added $374 million to the backlog. Deliveries under this award will begin in October 2002 and be completed by September 2003.

      As announced earlier this year, the Company intends to sell a portion of the product lines in the Petroleum Equipment segment. As a result, this segment now primarily includes equipment manufactured for the well servicing industry. Sales in this segment from continuing operations totaled $20.3 million for the fourth quarter compared to $26.1 million last year. The operating loss for the fourth quarter totaled $0.5 million compared to an operating profit of $1.7 million in the previous year. Fiscal year sales of $90.5 million and $58.1 million were recorded for fiscal 2001 and 2000, respectively. The segment reported a $1.6 million operating profit in 2001 and a $4.1 million operating profit in 2000. A new business leadership team was installed during the fourth quarter and efforts are underway to improve basic business processes, reduce costs and rebuild margins.

      The Airline Products segment which manufactures airline ground support products, mobile railcar movers, and snow blowers recorded sales of $16.0 million in the fourth quarter of fiscal 2001, compared with $26.8 million in the same quarter last year. Operating losses for the fourth quarter of 2001 and 2000 were $3.6 million and $1.8 million, respectively. Sales for fiscal 2001 were $80.6 million versus $110.3 million the previous year. Operating losses were reported for both years: $18.4 million in 2001 and $6.6 million in 2000. The disappointing performance in Airline Products was attributable to a depressed airline market following the September 11 terrorist attacks, coupled with previously reported special costs ($7.0 million) associated with business restructuring, inventory realization, and higher product warranty costs. Actions taken during the last half of fiscal 2001 to reduce costs and lower the business breakeven point, plus the addition of a new business leadership team, should position this business for improved performance in the coming year.

      Other business activities not identified in a specific segment include predominantly gas compression equipment and wheel chair lifts. Sales totaled $5.1 million for the fourth quarter, compared to $6.4 million for the comparable period last year. Fourth quarter operating profit totaled $0.5 million, whereas a $1.1 million profit was recorded in last year's fourth quarter. Total year sales were $23.3 million versus $26.1 million last year. Operating profit for the year totaled $1.2 million, compared to a $3.6 million profit last year, which included a $5.6 million gain on sale of the gas compression leasing business.

      On February 19, 2002, the Company announced its intention to sell the Petroleum Equipment segment's blowout preventer, valve and drilling riser business, and as a result these activities are being reclassified for accounting reporting purposes as discontinued operations. Sales for these operations during the fourth quarter amounted to $6.8 million, compared with $13.5 million in last year's fourth quarter. An operating loss of $2.9 million was recorded during the fourth quarter, versus a $1.0 million profit recorded in last year's comparable quarter. Total year sales for fiscal year 2001 and 2000 were $45.6 million and $42.2 million, respectively. A loss of $3.1 million was reported in 2001 compared with a $0.2 million profit last year.

NET CASH

      Net cash provided by operating activities totaled $21.8 million for the fourth quarter and $ 50.3 million for the total year. At year-end, the balance in cash and equivalents was $81.4 million whereas total debt amounted to $60.0 million.

CONFERENCE CALL

      Stewart & Stevenson has scheduled a conference call for March 27, 2002 at 11:00 a.m. Eastern Time to review fourth quarter and year-end results. To listen to the call, dial 303-262-2175 at least ten minutes before the conference call begins and ask for the Stewart & Stevenson Services conference call. A replay of the call will be available approximately two hours after the call ends and will be accessible until Wednesday, April 3, 2002. To access the replay, dial 303-590-3010 and enter the pass code 456990.

      Investors, analysts, and the general public will also have the opportunity to listen to the conference call free over the Internet by visiting the Company's web site at www.ssss.com. To listen to the live call on the web, please visit the Stewart & Stevenson web site at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live web cast, an audio archive will be available shortly after the call ends.

      Stewart & Stevenson Services, Inc., founded in 1902, is a billion-dollar company that manufactures, distributes, and provides service for a wide range of industrial products and diesel-powered equipment to key industries worldwide, including petroleum, power generation, defense, airline, marine, and transportation.

CAUTIONARY STATEMENTS

      This press release contains forward-looking statements that are based on management's current expectations, estimates, and projections. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Many factors, including those discussed more fully elsewhere in this release and in the Company's filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, risks associated with newly acquired businesses; increasing price and product/service competition by foreign and domestic competitors; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost effective basis; the mix of products/services; the achievement of lower costs and expenses; reliance on large customers; technological, implementation and cost/financial risks in use of large, multi-year contracts; the cyclical nature of the markets served; the outcome of pending and future litigation and governmental proceedings; the continued availability of financing, financial instruments and financial resources in the amount, at the times and on the terms required to support the Company's business; the assessment of unanticipated taxes by foreign or domestic governmental authorities; and the risk of cancellation or adjustment of specific orders and termination of significant government programs. In addition, such forward-looking statements could be affected by general industry and market conditions and growth rates, general domestic and international conditions including interest rates, inflation and currency exchange rates and other future factors. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.


                              - TABLES TO FOLLOW -

                 STEWART & STEVENSON SERVICES, INC.
           CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
               (In thousands, except per share data)

                                                                  TWELVE MONTHS ENDED                  THREE MONTHS ENDED
                                                          -----------------------------------  -----------------------------------
                                                          JANUARY 31, 2002   JANUARY 31, 2001  JANUARY 31, 2002   JANUARY 31, 2001
                                                          ----------------   ----------------  ----------------   ----------------
Sales                                                        $ 1,329,510       $ 1,111,050       $   306,755       $   325,337
Cost of sales                                                  1,150,792           939,592           267,938           278,228

Gross profit                                                     178,718           171,458            38,817            47,109

Recovery of costs incurred, net                                  (39,000)               --                --                --
Selling and administrative expenses                              148,757           120,482            42,270            30,390
Interest expense                                                   5,400             8,108               696             2,000
Interest and investment income                                    (3,415)           (7,993)             (598)           (1,681)
Other (income) expense, net                                       (3,472)           (4,755)           (2,741)             (157)
                                                             -----------       -----------       -----------       -----------
                                                                 108,270           115,842            39,627            30,552
                                                             -----------       -----------       -----------       -----------

Earnings (loss) before income taxes                               70,448            55,616              (810)           16,557
Income tax expense                                                25,104            20,459              (907)            6,082
                                                             -----------       -----------       -----------       -----------
Net earnings from continuing operations                           45,344            35,157                97            10,475
Earnings (loss) from discontinued operations, net
       of tax of $(1,538), $226, $(1,401), and $700               (3,121)              197            (2,903)            1,011
                                                             -----------       -----------       -----------       -----------
Net earnings (loss)                                          $    42,223       $    35,354       $    (2,806)      $    11,486
                                                             ===========       ===========       ===========       ===========

Weighted average shares outstanding:
   Basic                                                          28,325            28,026            28,444            28,056
   Diluted                                                        28,865            28,373            28,747            28,657

Earnings per share:
  Basic
     Continuing operations                                   $      1.60       $      1.25       $      0.00       $      0.37
     Discontinued operations                                       (0.11)             0.01             (0.10)             0.04
                                                             -----------       -----------       -----------       -----------
     NET EARNINGS (LOSS) PER SHARE                           $      1.49       $      1.26       $     (0.10)      $      0.41
                                                             ===========       ===========       ===========       ===========
  Diluted
     Continuing operations                                   $      1.57       $      1.24       $      0.00       $      0.37
     Discontinued operations                                       (0.11)             0.01             (0.10)             0.04
                                                             -----------       -----------       -----------       -----------
     NET EARNINGS (LOSS) PER SHARE                           $      1.46       $      1.25       $     (0.10)      $      0.40
                                                             ===========       ===========       ===========       ===========

Cash dividends per share                                     $     0.340       $     0.340       $     0.085       $     0.085


                       STEWART & STEVENSON SERVICES, INC.
                               SEGMENT INFORMATION
                                 (In thousands)

                                                           TWELVE MONTHS ENDED                    THREE MONTHS ENDED
                                                 ------------------------------------     ------------------------------------
                                                 JANUARY 31, 2002    JANUARY 31, 2001     JANUARY 31, 2002    JANUARY 31, 2001
                                                 ----------------    ----------------     ----------------    ----------------
SALES
  Power Products                                    $   587,034         $   566,078         $   147,135         $   153,606
  Distributed Energy Solutions                          115,728              46,385               6,976              11,574
  Tactical Vehicle Systems                              432,288             304,143             111,252             100,797
  Petroleum Equipment                                    90,547              58,092              20,319              26,106
  Airline Products                                       80,649             110,250              15,998              26,841
  Other Business Activities                              23,264              26,102               5,075               6,413
                                                    -----------         -----------         -----------         -----------
    Total                                           $ 1,329,510         $ 1,111,050         $   306,755         $   325,337
                                                    ===========         ===========         ===========         ===========
OPERATING PROFIT (LOSS)
  Power Products                                    $    10,278         $    16,395         $     1,681         $     6,668
  Distributed Energy Solutions                          (12,449)             (3,839)            (12,255)             (2,529)
  Tactical Vehicle Systems                              103,493              54,258              16,011              15,443
  Petroleum Equipment                                     1,648               4,062                (475)              1,685
  Airline Products                                      (18,395)             (6,643)             (3,611)             (1,781)
  Other Business Activities                               1,173               3,569                 506               1,068
                                                    -----------         -----------         -----------         -----------
    Total                                                85,748              67,802               1,857              20,554

NON-OPERATING INCOME/(EXPENSE)
  Corporate expense, net                                (13,322)            (11,980)             (2,562)             (3,591)
  Interest income                                         3,420               7,902                 590               1,672
  Interest expense                                       (5,398)             (8,108)               (695)             (2,078)
                                                    -----------         -----------         -----------         -----------

EARNINGS (LOSS) BEFORE INCOME TAXES                 $    70,448         $    55,616         $      (810)        $    16,557
                                                    ===========         ===========         ===========         ===========

OPERATING PROFIT (LOSS) PERCENTAGE
  Power Products                                            1.8%                2.9%                1.1%                4.3%
  Distributed Energy Solutions                            (10.8)               (8.3)                  U               (21.9)
  Tactical Vehicle Systems                                 23.9                17.8                14.4                15.3
  Petroleum Equipment                                       1.8                 7.0                (2.3)                6.5
  Airline Products                                        (22.8)               (6.0)              (22.6)               (6.6)
  Other Business Activities                                 5.0                13.7                10.0                16.7
  Total                                                     6.4                 6.1                 0.6                 6.3


                       STEWART & STEVENSON SERVICES, INC.
                           SELECTED OTHER INFORMATION

                                                                      ORDER BACKLOG
                               -----------------------------------------------------------------------------------------------------
                               January 31,  April 29, July 29, October 28,  January 31,  April 28, July 28, October 27,  January 31,
($ Millions)                      2000        2000     2000      2000         2001         2001      2001     2001          2002
                               -----------------------------------------------------------------------------------------------------
Tactical Vehicle Systems       $    914.5  $  839.5  $  795.7  $  742.8     $  658.2     $  596.3  $  493.1  $  404.7     $  686.0

Power Products
                                     77.6      89.9     116.7     119.2        137.8        177.2     146.1     133.6         91.7
Distributed Energy Solutions

Petroleum Equipment                  17.2      26.5      55.6      65.6         55.3         47.4      63.0      44.3         31.8

Airline Products                     23.5      18.6      17.2      19.5         16.2         17.2      17.1       8.4          6.9

Other Business Activities            24.0      14.7      10.1      16.5         11.3          7.1      10.6       5.3          4.3
                               -----------------------------------------------------------------------------------------------------
                               $  1,056.8  $  989.2  $  995.3  $  963.6     $  878.8     $  845.2  $  729.9  $  596.3     $  820.7
                               =====================================================================================================



                                                                               Fiscal 2002*
                                     Fiscal     Fiscal     --------------------------------------------------     Fiscal
                                   --------------------------------------------------------------------------------------
UNIT SHIPMENTS                        2000       2001         1Q         2Q         3Q         4Q      TOTAL       2003*

 TRUCKS                               1,534      2,229        597        568        566        620      2,351      1,617

 TRAILERS                                --        692        135        127        133        123        518        362
                                   --------------------------------------------------------------------------------------
                                      1,534      2,921        732        695        699        743      2,869      1,979
                                   ======================================================================================
ESTIMATED SALES (MILLIONS)           $  304     $  432     $  112     $  106     $  112     $  109     $  439     $  265
                                   ======================================================================================



*Based on current US Army forecast and other data through September, 2003. See cautionary statements above for important information regarding forward-looking statements.

               STEWART & STEVENSON SERVICES, INC.
         CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                         (In thousands)

                                                                            TWELVE MONTHS ENDED           THREE MONTHS ENDED
                                                                        ----------------------------  --------------------------
                                                                         JANUARY 31,    JANUARY 31,    JANUARY 31,  JANUARY 31,
                                                                             2002          2001           2002         2001
                                                                        -------------   ------------  ------------  ------------
Operating Activities
   Net earnings from continuing operations                                 $  45,344     $  35,157     $      97     $  10,475
   Adjustments to reconcile net earnings to net
     cash provided by (used in) operating activities:
       Depreciation and amortization                                          22,275        20,790         6,465         6,028
       Gain on sale of business assets                                            --        (5,649)           --            --
       Change in operating assets and liabilities net of the effect of acquisition, divestiture and discontinued operations:
          Accounts and notes receivable, net                                 (11,876)       79,274        41,026        (4,487)
          Recoverable costs and accrued profits not yet billed                11,829       (14,264)           --       (12,227)
          Inventories, net                                                   (25,761)       (3,201)        3,454        19,433
          Other current and noncurrent assets                                (10,651)       19,513       (10,054)       15,410
          Accounts payable                                                    10,916       (25,380)        5,924         3,274
          Accrued payrolls and incentive                                        (622)        2,610         1,788         7,953
          Billings in excess of costs                                          9,236        30,638       (14,691)          194
          Other current liabilities                                          (10,492)      (32,233)      (16,461)      (28,389)
          Accrued postretirement benefits & pension                            1,472         3,249         2,570         5,330
          Other long-term liabilities                                         (2,188)       (2,959)       (3,820)       (3,955)
                                                                           ---------     ---------     ---------     ---------
   NET CASH PROVIDED BY (USED IN) CONTINUING OPERATIONS                       39,482       107,545        16,298        19,039
   NET CASH PROVIDED BY (USED IN) DISCONTINUED OPERATIONS                     10,831       (10,520)        5,522        (3,002)
                                                                           ---------     ---------     ---------     ---------
   NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                        50,313        97,025        21,820        16,037
                                                                           ---------     ---------     ---------     ---------

INVESTING ACTIVITIES
   Expenditures for property, plant and equipment                            (53,207)      (35,021)      (17,252)       (9,055)
   Proceeds from sale of business assets                                       2,323        55,221            --            --
   Disposal of property, plant and equipment, net                              3,707         2,668           863           669
                                                                           ---------     ---------     ---------     ---------
   NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                       (47,177)       22,868       (16,389)       (8,386)
                                                                           ---------     ---------     ---------     ---------

FINANCING ACTIVITIES
   Additions to long-term borrowings                                              --        29,238            --          (126)
   Payments on long-term borrowings                                          (21,005)      (29,233)         (588)           48
   Change in short-term notes payable                                         (9,497)      (12,517)       (5,036)         (486)
   Dividends paid                                                             (9,611)       (9,521)       (2,418)       (2,383)
   Exercise of stock options                                                   8,241           603         1,489           545
                                                                           ---------     ---------     ---------     ---------
   NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                       (31,872)      (21,430)       (6,553)       (2,402)
                                                                           ---------     ---------     ---------     ---------

Increase (Decrease) in cash and cash equivalents                             (28,736)       98,463        (1,122)        5,249
Cash and cash equivalents, beginning of period                               110,174        11,711        82,560       104,925
                                                                           ---------     ---------     ---------     ---------
Cash and cash equivalents, end of period                                   $  81,438     $ 110,174     $  81,438     $ 110,174
                                                                           =========     =========     =========     =========

                        STEWART & STEVENSON SERVICES, INC.
              CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL POSITION
                                  (In thousands)

                                                                            JANUARY 31, 2002      JANUARY 31, 2001
                                                                           ------------------    ------------------
ASSETS

CURRENT ASSETS
   Cash and cash equivalents                                                   $  81,438              $ 110,174
   Accounts and notes receivable, net                                            166,123                156,787
   Recoverable costs and accrued profits not yet billed                               --                 11,829
   Inventories                                                                   231,243                210,712
   Excess of current cost over LIFO values                                       (43,075)               (48,305)
   Income tax receivable                                                          26,026                 15,267
   Other current assets                                                            3,753                  1,348
   Total assets of discontinued operations                                        43,862                 57,877
                                                                               ---------              ---------
      TOTAL CURRENT ASSETS                                                       509,370                515,689
                                                                               ---------              ---------

PROPERTY, PLANT AND EQUIPMENT, NET                                               119,657                103,220
DEFERRED INCOME TAX ASSET                                                             48                    840
INVESTMENTS AND OTHER ASSETS                                                      16,236                 19,113
                                                                               ---------              ---------
                                                                               $ 645,311              $ 638,862
                                                                               =========              =========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
   Notes payable                                                               $   3,114              $  12,611
   Accounts payable                                                               71,270                 60,354
   Accrued payrolls and incentives                                                19,402                 20,024
   Income taxes payable                                                            1,394                  1,962
   Current portion of long-term debt                                                 250                 20,437
   Billings in excess of costs                                                    39,874                 30,638
   Other current liabilities                                                      21,577                 33,870
   Total liabilities of discontinued operations                                    8,484                  8,548
                                                                               ---------              ---------
      TOTAL CURRENT LIABILITIES                                                  165,365                188,444

COMMITMENTS AND CONTINGENCIES

LONG-TERM DEBT                                                                    56,600                 66,327
ACCRUED POSTRETIREMENT BENEFITS & PENSION                                         32,281                 18,879
DEFERRED INCOME TAXES                                                                249                     --
OTHER LONG-TERM LIABILITIES                                                        3,565                  4,628
                                                                               ---------              ---------
    TOTAL LIABILITIES                                                            258,060                278,278
                                                                               ---------              ---------
SHAREHOLDERS' EQUITY
  Common Stock, without par value, 100,000,000 shares
   authorized; 28,444,281 and 28,067,566 shares issued at
   January 31, 2002 and January 31, 2001, respectively                            54,176                 48,325
  Accumulated other comprehensive loss                                           (12,726)                  (929)
  Retained earnings                                                              345,801                313,188
                                                                               ---------              ---------
      TOTAL SHAREHOLDERS' EQUITY                                                 387,251                360,584
                                                                               ---------              ---------
                                                                               $ 645,311              $ 638,862
                                                                               =========              =========